SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                     _______

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) November 19, 1996
                                                 ----------------

                           Chartwell Re Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



     Delaware                    1-12502                  41-1652573
--------------------------------------------------------------------------------
State or Other Jurisdiction    (Commission                (IRS Employer
of Incorporation)              File Number)              Identification No.)



4 Stamford Plaza,  P. O. Box 120043, Stamford, CT          06912-0043
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code (203) 705-2500
                                                   --------------





                         Page 1 of 41 pages.

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its report on Form 8-K as set forth in the pages attached hereto:

Item 7.  Financial Statements, Proforma Financial
         Information and Exhibits.

         (a)  Financial Statement of business acquired.

                                                                         Page
                                                                         ----

         Consolidated financial statements for the years ended
         September 30, 1995 and 1994.

         Report of KPMG Chartered Accounts                                 A-1

         Consolidated Profit and Loss Account for the years
         ended September 30, 1995 and 1994.                                A-2

         Consolidated Balance Sheet as at September 30, 1995
         and 1994.                                                         A-3

         Company Balance Sheet as at September 30, 1995 and 1994.          A-4

         Consolidated Cash Flow Statement for the years ended
         September 30, 1995 and 1994.                                      A-5

         Notes to the Consolidated Financial Statements for the
         years ended September 30, 1995 and 1994.                          A-6

         Interim financial statements for the nine months ended
         June 30, 1996 (unaudited).

         Consolidated Profit and Loss Account for the nine months
         ended June 30, 1996 (unaudited).                                  A-24

         Consolidated Balance Sheet as at June 30, 1996 (unaudited).       A-25

         Summarised Consolidated Cash Flow Statement for the nine
         months ended June 30, 1996 (unaudited).                           A-26

         Notes to the Consolidated Financial Statements for the
         nine months ended June 30, 1996 (unaudited).                      A-27

       (b)  Pro forma financial information.

         Condensed Consolidated ProForma Balance Sheet as at
         September 30, 1996.                                               B-1

         Condensed Consolidated Pro Forma Statement of Operations
         for the nine months ended September 30, 1996.                     B-2

         Condensed Consolidated Pro Forma Statement of Operations
         for the year ended December 31, 1995.                             B-3

         Notes to Condensed Consolidated Pro Forma financial Statements.   B-4

Auditors' Report

Auditors' report to the members of Archer Group Holdings plc

We have audited the accompanying consolidated balance sheet of Archer Group Holdings plc and subsidiaries as of 30 September 1995, and the related consolidated profit and loss account and cashflow statement for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom, which standards are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Archer Group Holdings pls and subsidiaries as of 30 September 1995 and the results of their operations and their cashflows for the year then ended, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for the year ended 30 September 1995 and shareholders' funds as of 30 September 1995, to the extent summarised in Note 34 to the consolidated financial statements.



                                                                       KPMG
London, United Kingdom                                Chartered Accountants
12 December 1995                                        Registered Auditors

                                            Consolidated Profit and Loss Account
                                           For the year ended 30 September, 1995


                                                        1995               1994
                                       Note      (pound)'000        (pound)'000
Turnover                                  3           11,817             10,723
Operating expenses                      3&4          (11,675)           (11,238)
                                                     --------           --------

Operating profit/(loss)                   3              142               (515)
Share of profits of
associated undertaking                                   125                  -
Net interest and other income
   receivable                             7              332                272
                                                     --------           --------

Profit /(loss) on ordinary
   activities before taxation             3              599               (243)
Taxation on profit/(loss) on
   ordinary activities                    8             (216)               (98)
                                                     --------           --------

Profit/(loss) on ordinary
   activities after taxation                             383               (341)
Minority interest                                         11                 (1)
                                                     --------           --------
Profit/(loss) for the
   financial year                         9              394               (342)
Dividends                                10             (366)              (366)
                                                     --------           --------
Retained profit/(loss)
   for the year                                           28               (708)
                                                     =========          ========

Earnings/(losses) per
   ordinary share  (pence)               11              1.1p             (0.9)p
                                                     =========          ========

All operating profits and losses derive from continuing operations.

The only recognised gains and losses for the current and prior years are those dealt with in the profit and loss account above.

Movements in reserves are set out in note 22.





The notes on pages A-6 to A-23 form an integral part of these statements.

                                                      Consolidated Balance Sheet
                                                           at 30 September, 1995

                                                          1995             1994
                                       Note        (pound)'000      (pound)'000
Fixed assets
      Tangible                           12              1,786            1,821
      Investments                        13              1,330                5
                                                      --------          --------
                                                         3,116            1,826
                                                      --------          --------
Current assets
      Work in progress                                     162               82
      Deferred tax
         recoverable(due
         after one year)                 14                210              209
      Debtors                         15&16             12,298           12,216
      Investments                        17                570               30
      Cash at bank                       16              4,203            4,674
                                                      --------          --------
                                                        17,443           17,211
                                                      ========          ========
Creditors - amounts
   falling due within
   one year                           16&18            (16,802)         (15,641)
                                                      ---------         --------
Net current assets                                         641            1,570
                                                      ---------         --------
Total assets less
   current liabilities                                   3,757            3,396

Creditors - amounts falling
            due after more
            than one year                19               (981)            (505)

Provisions for liabilities
   and charges                           20               (220)            (220)
                                                      ---------         --------
Net assets                                               2,556            2,671
                                                      =========         ========
Capital and reserves
   Called-up share capital               21                366              366
   Share premium account                                 2,667            2,665
   Other reserves                        22             (2,951)          (3,007)
   Profit and loss account               22              2,467            2,634
                                                      ---------         --------
Shareholders' funds                      23              2,549            2,658

Minority interests                                           7               13
                                                      ---------         --------
                                                         2,556            2,671
                                                      =========         ========

All  capital  and  reserves  including   minority  interests   represent  equity
shareholders' interests.

The financial statements were approved by the board of directors on 12 December, 1995 and are signed on its behalf by:

B.P.D. Kellett                                             T. Shenton
Chairman                                                   Director



The notes on pages A-6 to A-23 form an integral part of these statements.

                                                          Company Balance Sheet
                                                          at 30 September, 1995

                                                          1995              1994
                                       Note        (pound)'000       (pound)'000
Fixed assets
 Investments                             13              8,341            7,246
                                                      --------          --------
Current assets
   Debtors                               15              1,487           10,446
   Cash at bank                                            448              520
                                                      --------          --------
                                                         1,935           10,966

Creditors - amounts falling
   due within one year                   18             (5,991)         (14,205)
                                                      ---------         --------
Net current liabilities                                 (4,056)          (3,239)
                                                      ---------         --------
Total assets less current
   liabilities                                           4,285            4,007
Creditors - amounts falling
   due after more than                   19                (10)             (10)
   one year
                                                      ---------         --------
Net assets                                               4,275            3,997
                                                      =========         ========
   Capital and reserves
      Called-up share capital            21                366              366
      Share premium account                              2,667            2,665
      Profit and loss account            22              1,242              966
                                                      ---------         --------
                                                         4,275            3,997
                                                      =========         ========



All capital and reserves represent equity shareholders' interests.

The financial statements were approved by the board of directors on 12 December, 1995 and are signed on its behalf by:



B.P.D. Kellett                                                T. Shenton
Chairman                                                      Director





The notes on pages A-6 to A-23 form an integral part of these statements.

                                               Consolidated Cash Flow Statement
                                          For the year ended 30 September, 1995


                                                          1995             1994
                                       Note        (pound)'000      (pound)'000

Net cash inflow from
   operating activities                  26              2,369            2,637
                                                     ---------         --------
Returns on investments and
   servicing of finance
     Interest received                                     518              275
     Interest paid                                         (79)            (101)
     Interest element of
        finance leases                                     (28)             (13)
     Rent received                                           -               44
     Dividends paid                                       (366)            (366)
                                                      ---------         --------
Net cash inflow/(outflow)from
   returns on investments and
   servicing of finance                                     45             (161)
                                                      ---------         --------
Taxation
   U.K. Corporation tax (paid)/received                   (116)             574
   Overseas tax paid                                        (5)              (7)
                                                      ---------         --------
Tax (paid)/received                                       (121)             567
                                                      ---------         --------
Investing activities
   Purchase of tangible fixed assets                      (486)            (475)
   Purchase of subsidiary undertakings
     (net of cash)                       27                 70                -
   Purchase of associated undertaking                   (1,260)               -
   Purchase of current asset investment                   (530)               -
   Sale of tangible fixed assets                           214              228
   Disposal of subsidiary undertakings
     (net of cash)                       28               (170)               -
   Expenses of Castle acquisition                            -             (220)
   Purchase of business undertakings                       (50)             (85)
                                                      ---------         --------
Net cash outflow from investing activities              (2,212)            (552)
                                                      ---------         --------
Net cash inflow before financing                            81            2,491
                                                      =========         ========
Financing
   Issue of shares                                          (2)               -
   Repayment of bank loan                                    -              140
   Capital element of finance
     lease payments                                        456              620
   Expenses of share issues                                  -               44
   Repayment of loan stock                                 128              498
                                                      ---------         --------
Net cash outflow from financing          29                582            1,302
  (Decrease)/increase in cash and
   cash equivalents                      30               (501)           1,189
                                                      ---------         --------
                                                            81            2,491
                                                      =========         ========

The notes on pages A-6 to A-23 form an integral part of these statements.

Notes to the Consolidated Financial Statements

1.    Basis of Presentation

     The financial statements have been prepared in accordance with applicable accounting standards in the United Kingdom.

     The consolidated financial statements represent the consolidation of the company and its subsidiaries.

     No profit and loss account is presented  for the company as permitted by
     Section 230, Companies Act 1985.

2.    Accounting Policies

      (a)  Accounting convention
           The financial statements are drawn up in accordance with the historical cost convention.
      (b)  Turnover
           Turnover represents agency fees, profit commission,  winding up fees,
           insurance   commissions   and  loss  adjusting  fees  receivable  for
           insurance services which are accounted for on the following bases:-
               (i) agency fees and loss adjusting fees are accounted for in the year in which they are receivable;
               (ii) profit  commission and winding up fees are  accounted for in the year in which they are received which, in the case of profit commission, is three years after the underwriting year to which it relates;
              (iii) insurance commissions are stated net of rebates and are accounted for at the later of inception of the policy or debiting to the client.
      (c)  Work in progress
           Work in progress is valued at the lower of cost and estimated net realisable value. Cost includes labour charges and an appropriate proportion of overhead costs.
      (d)  Operating expenses
           Operating  expenses  are  charged  when  incurred  and  stated  after
           recharging   expenses   borne  by  the  Archer  Group  on  behalf  of
           syndicates.
      (e)  Leases
           Where the group has substantially all the risks and rewards of ownership of an asset subject to a lease, the lease is treated as a finance lease. Other leases are treated as operating leases.

           Future instalments payable under finance leases, net of financial charges, are included in creditors with the corresponding asset values recorded in fixed tangible assets and depreciated over the shorter of their estimated useful lives or their lease terms. Payments are apportioned between the finance element, which is charged to the profit and loss account, net of amounts recharged to syndicates as interest, and the capital element, which reduces the outstanding obligation for future instalments.

           Operating lease payments, net of recharges to syndicates are taken to the profit and loss account on a straight line basis over the life of the lease.
      (f)  Depreciation
           Tangible fixed assets are written off in equal instalments over their useful lives, at the following annual rates:

                Fixtures and fittings    - 15%-33  1/3% per annum
                Motor  vehicles          - 20%-33 1/3% per annum

      (g)  Pensions
           The cost of providing pensions for all staff is charged in the profit and loss account of the year to which they relate. Pension costs arising from staff remuneration which is ultimately borne by group undertakings or the group's managed syndicates are charged to those companies or syndicates as incurred.
      (h)  Taxation
           Taxation is provided at rates of corporation tax ruling during the accounting period.
           Deferred taxation is provided using the liability method in respect of the taxation effect of all timing differences when there is reasonable probability of a liability crystallising or a recovery being made in the foreseeable future.
      (i)  Goodwill
           Goodwill arising on the acquisition of subsidiaries is written off directly to reserves in the year of acquisition.
      (j)  Investments
           Fixed asset investments (including investments in subsidiaries) are stated at the lower of cost and net realisable value. Current asset investments are stated at market value.
      (k)  Foreign Currency
           Assets and liabilities in foreign currencies are translated into sterling at the financial year end exchange rates. Profits and losses of overseas subsidiaries are translated into sterling at the average rate of exchange during the year. The adjustment to financial year end rates is taken to reserves.

3.    Segmental Analysis

                                                       Group              Group
                                                        1995               1994
                                                 (pound)'000        (pound)'000
      a)   Turnover
           Lloyd's underwriting agencies
              Profit commission                        1,479              1,107
              Agency fees                              3,396              3,789
              Winding up fees                            460                149
              Other                                      150                123
                                                 -----------            --------
                                                       5,485              5,168
           Insurance services                          6,332              5,555
                                                 -----------            --------
                                                      11,817             10,723
                                                 ===========            ========

         Turnover includes(pound)404,000 (1994(pound)249,000)from operations in Australia; all other turnover is derived wholly within the United Kingdom.

    b)   Operating expenses
           Lloyd's underwriting agencies               5,026              5,588
           Insurance services                          6,649              5,650
                                                 -----------            --------
                                                      11,675             11,238
                                                 ===========            ========

                                                       Group              Group
                                                        1995               1994
                                                 (pound)'000        (pound)'000
      c)   Operating profit/(loss)
              Lloyd's underwriting agencies              459               (420)
              Insurance services                        (317)               (95)
                                                      -------           --------
                                                         142               (515)
                                                      =======           ========

      d)   Profit/(loss) on ordinary activities
           before taxation

              Lloyd's underwriting agencies              639               (302)
              Insurance services                        (165)                59
              Share of profits of associated
                undertaking                              125                  -
                                                      --------          --------
                                                         599               (243)
                                                      ========          ========

      e)   Net assets employed
              Lloyd's underwriting agencies            2,542              2,480
              Insurance services                          14                191
                                                      --------          --------
                                                       2,556              2,671
                                                      ========          ========

4.    Operating Expenses
      Operating expenses include the following:-
                                                       Group              Group
                                                        1995               1994
                                                 (pound)'000        (pound)'000
      Staff costs (see note 6)                         6,570              6,193
      Depreciation (see note 12)                         150                 83
      Auditors' remuneration:
        - audit                                          120                115
        - non-audit                                       43                 88
      Exceptional charges (see note 5)                     -                342
      Operating lease rentals (see note 25)              554                503
                                                      =======            =======

      The auditors' remuneration for 1995 includes (pound)30,000 in respect of the previous year.

5.    Exceptional charges
                                                       Group              Group
                                                        1995               1994
                                                 (pound)'000        (pound)'000
      Costs associated with fund raising
         for managed syndicates                            -                342
                                                      =======           ========

6.    Staff Costs
      (a)  The average number of people (including directors)
           employed was:-
                                                       Group              Group
                                                        1995               1994
           Underwriting                                  363                395
           Members' agency                                37                 34
           Other agency, accounting and
             administration                               98                 97
           Insurance services                            164                146
                                                      -------            -------
                                                         662                672
                                                      =======            =======

      (b)  The employment costs of the above were as follows:-
                                                       Group              Group
                                                        1995               1994
                                                 (pound)'000        (pound)'000
           Salaries and wages                         19,092             18,614
           Social security costs                       1,877              1,929
           Other pension costs                         1,930              2,090
                                                      ------             -------
                                                      22,899             22,633
           Charged to syndicates                     (16,329)           (16,440)
                                                      -------            -------
                                                       6,570              6,193
                                                      =======            =======

           This can be split as follows:
           Lloyd's underwriting agencies               2,745              3,037
           Insurance services                          3,825              3,156
                                                      -------            -------
                                                       6,570              6,193
                                                      =======            =======

      (c)  Pensions
           From 1 January 1994 the group has only operated contributory defined contribution schemes for its United Kingdom employees. The level of the contribution varies between 5% and 20% dependent upon the age of each participant at the beginning of each calendar year. The assets of the scheme are held separately from those of the company in independently administered funds. The pension costs charge includes contributions payable by the group to the funds during the period. No contributions were outstanding at the year end.

           Since 1 January 1994 no further contributions have been or will be made to the other schemes previously operated by the group.

           The total pension cost for the group was (pound)1,930,000 (1994:
           (pound)2,090,000) of which (pound)1,389,000 (1994: (pound)1,668,000)
           has been recharged to managed syndicates.

      (d) Directors' emoluments (including (pound)197,000 (1994:(pound)217,000) of pension contributions) amounted to (pound)1,493,000 (1994: pound) 1,776,000) of which (pound)1,108,000 (1994: (pound)1,313,000) has been charged to managed syndicates. The total of (pound)1,493,000 includes (pound)205,000 ( 1994: (pound)196,000) for the Chairman and (pound)238,000 (1994: (pound)382,000) for the highest paid director. The total of (pound)1,493,000 also includes (pound)42,000 (1994:
           (pound)208,000) (of which (pound)42,000 (1994: (pound)155,000)relates to the highest paid director)of profit related remuneration which was based on the performance of certain of our managed syndicates.

      (e) The emoluments of directors, excluding pension contributions, are set out below:-

           Chairman               (pound)172,898           (1994:(pound)164,361)
           Highest paid director  (pound)213,918           (1994:(pound)347,350)


                                                    Directors including Chairman
                                                       and highest paid director
                                                       1995                 1994
       (pound)      1     - (pound)  5,000                1                    -
       (pound) 15,001     - (pound) 20,000                2                    2
       (pound) 90,001     - (pound) 95,000                -                    1
       (pound)120,001     - (pound)125,000                2                    1
       (pound)125,001     - (pound)130,000                -                    2
       (pound)130,001     - (pound)135,000                1                    -
       (pound)135,001     - (pound)140,000                -                    1
       (pound)140,001     - (pound)145,000                1                    -
       (pound)160,001     - (pound)165,000                -                    1
       (pound)165,001     - (pound)170,000                -                    1
       (pound)170,001     - (pound)175,000                3                    -
       (pound)210,001     - (pound)215,000                1                    -
       (pound)230,001     - (pound)235,000                -                    1
       (pound)345,001     - (pound)350,000                -                    1

      (f) In addition one director received a payment of (pound)214,951 as compensation for loss of office made up as follows: (pound)200,000 for loss of office; (pound)8,176 for legal fees; and (pound)6,775 for life cover for the twelve month period following the termination of his employment.


7.    Net interest and other income receivable          Group             Group
                                                         1995              1994
                                                  (pound)'000       (pound)'000
   Interest receivable                                    448               337
   Interest payable
        Bank loans and overdrafts                         (62)              (82)
        Finance charges                                   (28)              (13)
        Other                                             (36)              (14)
   Other income                                            10                44
                                                      --------           -------
                                                          332               272
                                                      ========           =======

      This can be split as follows:
      Lloyd's underwriting agencies                       180               118
      Insurance services                                  152               154
                                                      --------           -------
                                                          332               272
                                                      ========           =======


8.    Taxation on profit on ordinary activities        Group              Group
                                                        1995               1994
                                                 (pound)'000        (pound)'000
      U.K. Corporation tax on:-
      Result of the year at 33%                          262                198
      Adjustments in respect of prior years              (98)               (67)
                                                      -------            -------
                                                         164                131
                                                      =======            =======

      Deferred taxation                                    6                (37)
      Overseas taxation                                    5                  4
      Share of associated undertaking's taxation          41                  -
                                                      -------            -------
                                                         216                 98
                                                      =======            =======

9.    Profit/(loss) for the financial year
      The profit for the financial year is (pound)394,000 (1994: loss (pound 342,000) of which a profit of (pound)276,000. (1994: (pound)1,054,000) has been dealt with in the financial statements of Archer Group Holdings plc.

10.   Dividends                                        Group              Group
                                                        1995               1994
                                                 (pound)'000        (pound)'000
      Interim dividend 0.5p (1994: 0.5p)
         net per share                                   183                183
      Proposed final dividend of 0.5p per
         share (1994: 0.5p) net per share                183                183
                                                      -------            -------
                                                         366                366
                                                      =======            =======
11.   Earnings/(losses) per share
      The calculation of earnings/(losses) per share is based on the profit for the financial year of (pound)394,000 (1994: loss (pound)342,000) and the weighted average number of shares in issue throughout the year ended 30 September,1995 of 36,576,962 (1994:36,576,439). The fully diluted earnings per share is not materially different.

12.   Tangible Fixed Assets          Motor            Fixtures and
                                     vehicles         fittings             Total
                                     (pound)'000      (pound)'000    (pound)'000
     Group
     Cost at 1.10.94                         846            5,040         5,886
     Exchange adjustments                      -                1             1
     Additions                             1,052              473         1,525
     Disposals                              (889)            (521)       (1,410)
                                           ------           ------        ------
     At 30.9.95                            1,009            4,993         6,002
                                           ======           ======        ======

     Depreciation at 1.10.94                 559            3,506         4,065
     Exchange adjustments                      -                -             -
     Charge for the year                     273              827         1,100
     Eliminated in respect of disposals     (577)            (372)         (949)
                                           ------           ------        ------
     At 30.9.95                              255            3,961         4,216
                                           ======           ======        ======
     Net book value at 30.9.95               754            1,032         1,786
                                           ======           ======        ======
     Net book value at 30.9.94               287            1,534         1,821
                                           ======           ======        ======

   The net book value at 30 September, 1995 includes (pound)233,000 (1994:
   (pound)412,000) of fixtures and fittings and (pound)749,000 (1994:
   (pound)240,000)of cars acquired under finance leases. The gross depreciation charge includes (pound)557,000 in respect of these assets.

   Of the total charge to depreciation of (pound)1,100,000, (pound)950,000 has been recharged to managed syndicates in respect of assets used by them.


13.   Fixed Asset Investments             Associated      Unlisted
                                         Undertaking   Investments        Total
                                         (pound)'000   (pound)'000  (pound)'000
     Group
     Balance at 1.10.94                            -             5            5
     Acquisitions                              1,260            52        1,312
     Goodwill adjustment                         (71)            -          (71)
     Share of profits for the year
        after tax                                 84             -           84
                                               -------       ------       ------
     At 30.9.95                                1,273            57        1,330
                                               =======       ======       ======

                            Subsidiary    Associated      Unlisted
                          Undertakings   Undertaking   Investments        Total
                           (pound)'000   (pound)'000   (pound)'000  (pound)'000
     Company
     Balance 1.10.94             7,246             -             -        7,246
     Acquisitions                   84         1,260            52        1,396
     Disposals                    (301)            -             -         (301)
                                 ------        -----        ------        ------
     Balance at 30.9.95          7,029         1,260            52        8,341
                                 ======        =====        ======        ======

      The Archer Group includes the following principal subsidiaries, all of which other than Resource Underwriting Pacific Pty Ltd and Target Insurance Company (Guernsey) Ltd operate in the United Kingdom and are registered in England and Wales.


Subsidiary                     Principal Activity           Proportion of issued
                                                            ordinary shares held
                                                            by the Company or
                                                            its nominees
                                                                              %

Tower Managing Agents Ltd.      Managing Agent at Lloyd's                   100
Castle Members Agents Ltd.      Members Agent at Lloyd's                    100
Archer Group Management
   Services Ltd.                Group Service  Company                      100
Bowman Loss Adjusters Ltd.      Loss Adjuster                               100
Halford Motor Insurance
   Services Ltd.                Insurance Intermediary                      100
Archer Underwriting Ltd.        Insurance Intermediary                      100
   (formerly Resource
    Underwriting Ltd)
Resource Underwriting Pacific
    Pty Ltd. (registered and
    operating in Australia      Insurance Intermediary                       75
Bowman Investigations Ltd.      Investigative Services                      100
Target Insurance Company
   (Guernsey) Ltd.              Insurance Captive                           100
    registered and operating
    in Guernsey

Associate
Archer Dedicated plc            Corporate Member at Lloyd's                  31


14.   Deferred Tax Recoverable                            Advance
                                             Timing   Corporation
                                        Differences           Tax         Total
                                        (pound)'000   (pound)'000   (pound)'000
     Group
     Balance at 1.10.94                          42           167           209
     Transfer to current taxation                 -             7             7
     Profit and loss account                     69           (75)           (6)
                                            -------         -------       ------
     Balance at 30.9.95                         111            99           210
                                            =======         =======       ======

     The balance at 30.9.95 is due after one year.


15.  Debtors                      Group        Group       Company      Company
                                   1995         1994          1995         1994
                             pound)'000  (pound)'000   (pound)'000  (pound)'000
     Trade debtors               10,095        7,985             -            -
     Due from subsidiary
       undertakings                   -            -         1,179       10,162
     Corporation tax                  -           40             -            -
     Other debtors                1,978        4,118           308          284
     Prepayments and accrued
       income                       225           73             -            -
                                 -------      -------        ------      -------
                                 12,298       12,216         1,487       10,446
                                 =======      =======        ======      =======

      Included in other debtors are:-

      (a)  (pound)109,000(1994:(pound)50,000) in respect of loans to 8(1994: 5)
           directors of subsidiary companies regarding their underwriting membership of Lloyd's. The amount at 30 September 1995 includes (pound)26,000 (1994: (pound)27,000) in respect of one officer of the company.

      (b) (pound)0.7m 1994: (pound)1.8m)in respect of amounts due from syndicates.

      Included in company amounts due from subsidiary undertakings is an amount of (pound)150,000 due after one year.

16.   Insurance Broking Assets and Liabilities

      A number of companies in the group act as agents in placing the insurable risks of their clients and generally are not liable as principal for premiums due to underwriters or for claims payable to clients. Notwithstanding the legal relationship with clients and underwriters and since in practice premium and claims monies are usually accounted for by insurance intermediaries, these companies have followed generally accepted accounting practice by showing cash, debtors and creditors relating to insurance business as assets and liabilities to the companies themselves. In so doing advantage has been taken of the amendment to Financial Reporting Standard 5 issued in December 1994, by the Accounting Standards Board, deferring the application of that reporting standards prohibition on offsetting insurance broking debtor and creditor balances. It is not practical to quantify the effect of the offset occurring at 30 September 1994 or 1995.

      Included in the consolidated balance sheet headings listed below are these amounts:
                                                             Group        Group
                                                              1995         1994
                                                       (pound)'000  (pound)'000

      Cash at bank                                           2,405        1,993
      Debtors                                                8,145        5,092
      Creditors: amounts falling due within
        one year                                           (10,550)      (7,085)
                                                           ========      =======

17.   Current Asset Investments
                                  Group        Group       Company      Company
                                   1995         1994          1995         1994
                            (pound)'000  (pound)'000   (pound)'000  (pound)'000

      Listed investments            540            -             -            -
      Certificates of tax
        deposit                      30           30             -            -
                                 ------       ------        ------        ------
                                    570           30             -            -
                                 ======       ======        ======        ======

      All the listed investments are quoted on the London Stock Exchange.

18.   Creditors - amounts falling due within one year

                                  Group        Group       Company      Company
                                   1995         1994          1995         1994
                            (pound)'000  (pound)'000   (pound)'000  (pound)'000

      Trade creditors            10,709        8,572             -            -
      Due to group
        undertakings                  -            -         5,610       13,758
      Other creditors             3,321        4,059            91           33
      Corporation tax                 1           12            27            -
      Social security               534          594             -            -
      Finance lease obligations
        (see note 24)               288          342             -            -
      Loan stock                    139          146             -            -
      Bank loans and overdrafts      26            4             -            -
      Accruals and deferred
        income                    1,601        1,729            80          231
      Proposed final dividend       183          183           183          183
                                 ------       ------        ------       -------
                                 16,802       15,641         5,991       14,205
                                 ======       ======        ======       =======

19.   Creditors - amounts falling due after more than one year

                                  Group        Group       Company      Company
                                   1995         1994          1995         1994
                            (pound)'000  (pound)'000   (pound)'000  (pound)'000

      Other creditors                 -          100             -            -
      Finance lease obligations
        (see note 24)               697          272             -            -
      Loan stock                     12          133            10           10
      Accruals and deferred income  272            -             -            -
                                 ------       -------        ------       ------
                                    981          505            10           10
                                 ======       =======        ======       ======

                                  Group        Group       Company      Company
                                   1995         1994          1995         1994
                            (pound)'000  (pound)'000   (pound)'000  (pound)'000

      Analysis of loan
      stock repayment:
         Repayable within
           one to two years          12          123            10            -
         Repayable within
           two to five years          -           10             -           10
                                  -----         -----         -----        -----
                                     12          133            10           10
                                  =====         =====         =====        =====

20.  Provisions for liabilities and charges

                                  Group        Group       Company      Company
                                   1995         1994          1995         1994
                            (pound)'000  (pound)'000   (pound)'000  (pound)'000
     Provision for terminating
        subsidiaries                220          220             -            -
                                  =====         =====         ====         =====

21.  Share Capital
                                  Group        Group       Company      Company
                                   1995         1994          1995         1994
                            (pound)'000  (pound)'000   (pound)'000  (pound)'000

      Authorised 50,000,000
        ordinary shares of
        1p each                     500          500           500          500
                                  =====         =====         ====         =====

      Allotted, issued and
       fully paid 36,640,117
       (1.10.94 36,576,439)
       ordinary shares of
       1p each                      366          366           366          366
                                  =====         =====         ====         =====

      At 30 September, 1995, a total of 2,234,765 options comprising 1,031,249 options granted under the Archer Group Holdings plc share option scheme and 1,203,516 granted under Castle Underwriting Holdings Limited share option scheme (1994: 2,250,611) on ordinary shares of the company had been granted and remained outstanding as follows:-

                                Price per share at          Period during which
      Number of shares    which option exercisable      options are exercisable

                 120,499                      130p     23.02.1991 to 22.02.1998
                   5,000                      132p     15.06.1992 to 14.06.1999
                   6,000                      119p     21.06.1993 to 20.06.2000
                  45,000                      100p     12.12.1993 to 11.12.2000
                  86,500                     35.5p     06.07.1995 to 05.07.2002
                 272,750                     38.4p     23.07.1996 to 22.07.2003
                 395,500                    77.67p     27.01.1997 to 26.01.2004
                 100,000                    54.17p     03.07.1998 to 02.07.2005
               ---------
               1,031,249
               =========

In addition to these options granted on ordinary shares of the company, employees of Castle Underwriting Holdings Limited ('Castle') who held options over 10,000 Castle shares rolled over these options into options, which remain outstanding, over 1,203,516 ordinary shares in the company as part of the acquisition. The exercise price, being the equivalent of the (pound)6.00 exercise price over Castle shares, is 4.71p per share; these options are exercisable between 9.5.96 and 8.5.2001.

22.   Profit and Loss Account and Other Reserves
                                             Group         Group        Company
                                          profit &         other       profit &
                                      loss account      reserves   loss account
                                       (pound)'000   (pound)'000    (pound)'000

     Balance at 1.10.94                      2,634        (3,007)           966
     Retained profit for the year               28             -            276
     Goodwill adjustments                        -          (139)             -
     Transfer                                 (195)          195              -
                                            -------       -------         ------
     Balance at 30.9.95                      2,467        (2,951)         1,242
                                            =======       =======         ======

The group other reserves include the merger reserve and goodwill reserve arising on the acquisition by the company of its subsidiaries. Transfers are being made from the profit and loss account to eliminate the merger reserve and goodwill reserve over a 20-year period.

The cumulative amount of goodwill written off against the group's profit and loss account in respect of acquisitions made in the current and earlier financial years is (pound)772,000.


23.   Reconciliation of movement in shareholders' funds
                                                           Group          Group
                                                            1995           1994
                                                     (pound)'000    (pound)'000

      Profit/(loss) for the financial year                   394           (342)
      Dividends                                             (366)          (366)
                                                           ------         ------
                                                              28           (708)
      Goodwill adjustments eliminated against reserves      (139)           (33)
      Share premium account                                    2              -
                                                           ------         ------
                                                            (109)          (741)
      Opening shareholders' funds at 1 October             2,658          3,399
                                                           ------         ------
      Closing shareholders' funds at 30 September          2,549          2,658
                                                           ======         ======

24.   Finance lease obligations                            Group          Group
                                                            1995           1994
                                                     (pound)'000    (pound)'000
      Due within one year                                    343            413
      Due within two to five years                           988            332
                                                           ------         ------
                                                           1,331            745
      Less: Finance charges allocated to future periods     (346)          (131)
                                                           ------         ------
                                                             985            614
                                                           ======         ======

      Current obligations                                    288            342
      Non-current obligations                                697            272
                                                           ------         ------
                                                             985            614
                                                           ======         ======

The greater part of the cost of these commitments will be recharged to managed syndicates as incurred.

25.   Operating Lease Commitments
      The group has annual lease commitments for land and buildings, the majority of which will be recharged to managed syndicates as incurred, as follows:
                                                           Group          Group
                                                            1995           1994
                                                     (pound)'000    (pound)'000

      Commitments expiring in less than 1 year                 -              1
      Commitments expiring in 2 to 5 years                 1,236            417
      Commitments expiring in more than 5 years              766          2,263
                                                           =====          ======


26.   Reconciliation of operating profit
        to net cash inflow from operating activities
                                                           Group          Group
                                                            1995           1994
                                                     (pound)'000    (pound)'000

      Operating profit/(loss)                                142           (515)
      Depreciation charges                                 1,100          1,309
      (Profit)/loss on sale of tangible fixed assets         (23)           178
      (Increase) in work in progress                         (80)           (82)
      (Increase) in debtors                                 (609)        (2,209)
      Increase in creditors and provisions                 1,839          3,956
                                                           ------         ------
                                                           2,369          2,637
                                                           ======         ======

      Analysed
         Continuing operations before
           exceptional charges                             2,541          2,807
         Exceptional charges                                (172)          (170)
                                                           ------         ------
                                                           2,369          2,637
                                                           ======         ======

27.   Purchase of subsidiary undertaking                   Group
                                                            1995
                                                     (pound)'000

        Net assets acquired
           Debtors including taxation recoverable              4
           Cash                                              153
           Creditors: amounts falling due within
                      one year                              (138)
                                                           ------
                                                              19
           Minority interest                                  (5)
           Goodwill                                           69
                                                           ------
                                                              83
                                                           ======
      Satisfied by:
           Cash                                               83
                                                           -----
                                                              83
                                                           =====

      Analysis of net inflow of cash in respect of
      the purchase of subsidiary undertaking
           Cash consideration                                (83)
           Cash acquired                                     153
                                                           ------
                                                              70
                                                           ======

28.   Disposal of subsidiary undertakings                  Group
                                                            1995
                                                     (pound)'000
        Net assets disposed of:
           Debtors                                           438
           Cash                                              395
           Creditors: amounts falling due
                      within one year                       (556)
           Trade investment retained                         (52)
                                                           ------
                                                             225
                                                           ======
           Satisfied by:-
           Cash received                                     225
                                                           ======

           Analysis of net outflow of cash in
              respect of the disposal of
              subsidiary undertakings
           Cash consideration                               (225)
           Cash disposed of                                  395
                                                           ------
                                                             170
                                                           ======

29.   Analysis of changes in financing during the year
                                            Share capital and     Loan stock and
                                                share premium  lease obligations
                                                  (pound)'000        (pound)'000

      Balance at 1.10.94                              3,031               893
      Cash inflow/(outflow) from financing                2              (584)
      Inception of finance lease contracts                -             1,098
      Termination of finance lease contracts              -              (271)
                                                       ------           --------
      Balance at 30.9.95                              3,033             1,136
                                                      =======           ========

30.   Analysis of cash and cash equivalents
                                             Group         Group          Group
                                              1995          1994       Movement
                                       (pound)'000   (pound)'000    (pound)'000

      Cash at bank                           4,203         4,674           (471)
      Bank overdrafts                          (26)           (4)           (22)
                                             ------        ------         ------
                                             4,177         4,670           (493)
                                             ======        ======          =====
      Effect of foreign exchange rate changes                                (8)
                                                                           -----
                                                                           (501)
                                                                           =====

      Cash at 30 September, 1995 includes (pound)2.4m (1994 - (pound)2.0m) held by insurance intermediaries in respect of insurance broking and similar activities as detailed further in note 16 to the financial statements.

31.   Directors' interests
      (a)  Share holdings in company
           The interests of the directors and their families (as defined in the Companies Act 1985) in the ordinary shares of 1p each in the company on 30 September, 1995 and 1 October, 1994 or date of appointment, were as follows:-


           Beneficial                                30.9.95             1.10.94

           B.P.D. Kellett                           1,146,571          1,146,571
           I.R. Binney                                 60,000             60,000
           G.S. Blacker                                30,000             30,000
           C.M. Burton                                502,100            502,100
           W. Deem                                    454,024            454,024
           R.J. Maylam                                476,400            476,400
           R.B. Morgan (appointed 1.7.95)                   -                  -
           A.A. Pitt                                  219,110            219,110
           A. Sharp  (resigned 11.9.95)                   N/A          4,821,370
           R.J. Sharp                                 128,356            128,356
           T. Shenton                                 104,252            104,252

           Non-Beneficial

           R.J. Maylam, I.R. Binney and G.S. Blacker
               (Trustees of Profit Sharing Scheme)     72,800            155,050
           R.J. Maylam                                 30,000             30,000
           A.A. Pitt                                   19,030             22,500



(b) Share options in ordinary shares

    Number of Options
    -----------------                                          Market
                                                               price at   Period during which
                  At       During the year   At      Exercise  date of    options are
Directors   30.9.94 Granted Exercised Lapsed 30.9.95 price     exercise
C.M.Burton    6,500                           6,500  77.67p              27.1.97 to 26.1.2004
W.Deem        7,000                           7,000  77.67p              27.1.97 to 26.1.2004
B.P.D.Kellet  7,500                           7,500  77.67p              27.1.97 to 26.1.2004
R.J.Maylam    7,500                           7,500  77.67p              27.1.97 to 26.1.2004
A.A.Pitt      7,000                           7,000  77.67p              27.1.97 to 26.1.2004
R.J.Sharp   477,585                         477,585  4.71p*              9.5.96 to 8.5.2001
"             7,500                           7,500  77.67p              27.1.97 to 26.1.2004
T.Shenton    42,000                          42,000  38.40p              23.7.96 to 22.7.2003
"             6,500                           6,500  77.67p              27.1.97 to 26.1.2004
            ------- ------- ---------- ----- ------  ------              --------------------
Total       569,085     0        0        0  569,085
            ======= ======= ========== ===== =======

Exercise price
 4.71p      477,585                         477,585
38.40p       42,000                          42,000
77.67p       49,500                          49,500
------      ------- ------- ---------- ----- ------
Total       569,085     0        0        0  569,085
======      ======= ======= ========== ===== =======


      (b)  Share options in ordinary shares

           The market price of shares at 30.9.95 was 54p (30.9.94 - 50p) and the range during the period was 48p to 62p.

               * As part of the terms of the acquisition agreement of Castle Underwriting Holdings Limited ("Castle"), Mr R.J. Sharp has been granted options over 477,585 ordinary shares in the company, exercisable at 4.71p during the period 9.5.96 to 8.5.2001. These options were granted in place of those previously held over ordinary shares in Castle (see note 21 above).

      (c)  Other interests in the company
           As part of the terms of the acquisitions of the Kellett group and the Castle group the vendors of those groups were separately issued loan notes by way of deferred consideration. The loan notes generally have nominal capital values but entitle the holders to participate in profit commission from the acquired groups in accordance with the terms of the acquisition agreements.

           Messrs B.P.D. Kellett, T. Shenton and W. Deem were among the vendors of Kellett. The percentage of the loan notes issued to Kellett vendors in which they have an interest is as follows:

                         B.P.D. Kellett               50.96%
                         T. Shenton                    4.63%
                         W. Deem                      20.18%

           Mr R.J. Sharp was among the vendors of Castle. He has an interest in 1.13% of the loan notes issued to Castle vendors.

   (d)     Transactions within the Archer Group
           Except for Mr T. Shenton who resigned as an Underwriting Member of Lloyd's on 31 December 1994 and Mr R.B. Morgan the directors of the company were Underwriting Members of Lloyd's and participate on group managed syndicates for the 1995 Underwriting Account through their members' agent, which in certain cases is a group company.

           Mr R.B. Morgan is the non-executive deputy chairman of London Insurance Market Investment Trust plc (LIMIT). This is the holding company of a number of corporate members of Lloyd's, one of which places capacity on the group's managed syndicates.

           The rates of underwriting agency fee and profit commission charged to the directors are the standard rates charged by the group's managing agent to Underwriting Members of Lloyd's on its managed syndicates.

    (e)    Other matters
           Mr B.P.D. Kellett is a non-executive director of Cottrell & Maguire Limited and a director of Additional Underwriting Agents (No 7) Limited.

           Mr R.J. Sharp is a director of G.W. Run-off Limited. He is also a director of Abtrust Securities Limited which is one of the group's syndicates' investment managers. The investment management services are provided on normal commercial terms and Mr Sharp receives no emoluments from that company.

      (f) Apart from the above no director had a material interest in any significant contract to which the company or any subsidiary was a party.

32.   Contingent Liabilities

      The group has arranged facilities with its bankers in respect of bank guarantees in connection with the Lloyd's underwriting membership of sponsored Names. It has also given counter indemnities to its bankers and an assurance company which have given guarantees to Lloyd's, or loans to employees in relation to their underwriting membership at Lloyd's. At 30 September, 1995 the company had a contingent liability in respect of these matters totalling (pound)1,028,000 (1994: (pound)1,063,000). The balance at 30 September, 1995, includes (pound)25,000 (1994: (pound)25,000) in respect of an officer of the company.

      Included in that total is an aggregate amount of (pound)296,000 (1994:
      (pound)223,000) in respect of guarantees relating to 7 directors of subsidiary companies (1994: 7).

      This company has provided a guarantee to the Society of Lloyd's to support the solvency deficit of a subsidiary undertaking, Castle Members Agents Limited, calculated under the Lloyd's solvency requirements contained within the Underwriting Agents Byelaw (No 4 of 1984) as amended, amounting to (pound)3,105,000.

      The company together with other group companies has given a guarantee to secure the overdraft facilities of the group. The guaranteed borrowing of the group at 30 September 1995 was nil.

33.   Litigation

      It was reported last year that considerable uncertainty surrounded the potential outcome of litigation against various of the company's subsidiaries. As a result the board of directors of those companies took professional advice and the following companies were placed into creditors voluntary liquidation on 12 January 1995: Devonshire Underwriting Agents Ltd, Chiltern Underwriting Agents Ltd, Eastcheap Agents Ltd, Castle Syndicate Management Ltd and Henry G Nicholson (Underwriting) Ltd. On 13 March 1995 and 15 May 1995 Greenly Underwriting Agency Ltd and Stafford
      Knight & Co (Underwriting Agency) Ltd were also placed into creditors voluntary liquidation.

      A number of group companies have received letters from Names reserving their position with regard to very general allegations of negligent underwriting or other failures to exercise due care and attention to their affairs. In each and every notification no detailed points of claim have been submitted.

34.  Reconciliation to US GAAP

      The consolidated financial statements of Archer have been prepared in accordance with applicable accounting standards in the United Kingdom (UK
      GAAP) which differ in certain significant respects from generally accepted accounting principles in the United States (US GAAP). Differences which have a significant effect on the reported profit (loss), shareholders' equity and balance sheets for the periods presented are set forth below.

      (i) Profit Commissions

      Profit commissions are recognized in the year received which, under UK GAAP for Lloyd's Managing Agencies, is three years after the underwriting year to which it relates. Under US GAAP, the profit commissions are estimated and earned ratably over the period to which they relate.

      (ii) Goodwill

      Goodwill arising on the acquisition of subsidiaries accounted for as a purchase can be written off directly to reserves in the year of acquisition in the United Kingdom whereas the excess of the total purchase price over the net tangible assets acquired is recorded as an asset on the balance sheet in the United States and amortized over periods up to forty years in the income statement.

      Archer management has historically written off all goodwill to reserves in the year of acquisition. Archer amortises goodwill over twenty years. For US GAAP purposes, Archer amortised goodwill to the profit and loss account over the same period.

      (iii) Dividends

      In the United Kingdom, proposed dividends are deducted from shareholders' equity and accrued as a liability, whereas in the United States dividends are not given any accounting recognition until legally declared and approved by the Board of Directors.

      (iv) Insurance broking assets and liabilities

      Fiduciary assets and liabilities maintained on behalf of the insureds and the insurance companies are included on the insurance intermediaries balance sheet under UK GAAP. In the United States, agencies net amounts due to or from insureds with amounts due to or from the insurance companies.

      Included in the attached financial statements are the following amounts which would be presented net under US GAAP:

                                                               Group  1995
                                                               (pound)'000
                                                               -----------
          Cash at bank                                               2,405
          Debtors                                                    8,145
          Creditors: amounts falling due within one year          (10,550)
                                                                ==========

     (v)  Current Assets and Liabilities

     Current assets under UK GAAP include certain amounts which fall due after more than one year. Under US GAAP, such assets would be reclassified as non-current assets. Borrowings under US GAAP are classified according to the maturity of the financial instrument, while under US GAAP, certain borrowings would be classified according to the maturity of the available back up facility. Provisions for liabilities and charges under UK GAAP include certain amounts due within one year which would be reclassified to current liabilities under US GAAP.

     (vi) Deferred taxation

     Under UK GAAP, provision is made for deferred taxation under the liability method unless there is reasonable certainty that such deferred taxation will not become payable in the foreseeable future. Under US GAAP, deferred taxation is accounted for on all temporary differences which will result in taxable or tax-deductible amounts in future years subject to a valuation allowance to reduce the deferred tax asset if it is more likely than not that the related tax benefit will not be realised. The directors do not consider that the deferred tax balances under US GAAP are materially different from those stated under a UK GAAP basis.

    (vii) Earnings per Ordinary Share

     Under UK GAAP, earnings per ordinary share is computed using the weighted average number of ordinary shares in issue during the year. US GAAP also includes in the computation for earnings per ordinary share the dilutive effect of all outstanding share options and common share equivalents under the treasury stock method. Under UK GAAP, the weighted average number of ordinary shares for prior years is restated to reflect the bonus element of rights issued. Under US GAAP, no restatement is made.

    (viii) Discontinued Operations

     Under UK GAAP, the trading results of a discontinued business segment prior to the implementation of the decision to terminate are not separately disclosed in the profit and loss account. Under US GAAP, the results of discontinued operations are eliminated from the results of continuing operations and are shown as a separate component of net income for all years presented.

(ix) Consolidated statement of cash flows

The consolidated statement of cash flows prepared in accordance with FRS 1 presents substantially the same information as required under US GAAP. Under US GAAP, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the classification of cash and cash equivalents.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. Under US GAAP, only operating activities, investing activities and financing activities are reported. Cash flows from taxation and return on investments and servicing of finance would, with the exception of dividends paid and the costs of financing, be included as operating activities under US GAAP. The payment of dividends and costs of financing would be included under financing activities under US GAAP.

Under US GAAP, cash and cash equivalents do not include bank loans and overdrafts repayable within three months from the date of the advance as is the case under UK GAAP.

Set out below, for illustrative purposes, is a summary consolidated statement of cash flows under US GAAP.
                                                                     Group 1995
                                                                    (pound) 000
Net cash provided by operating activities                                 2,659
Net cash used in investing activities                                    (2,212)
Net cash used by financing activities                                      (926)
                                                                     -----------
Net decrease  in cash and cash equivalents                                 (479)
                                                                     ===========

(x)  Reconciliation

The following tables reconcile net income and shareholders' funds as reported under UK GAAP to approximate US GAAP.
                                                                          Group
                                                                           1995
                                                                    (pound)'000
                                                                     -----------
Net income for the financial period
  under UK GAAP                                                             394

Adjustments:

Accrued profit commission on open years,
net of staff bonuses and entitlements                                     4,769

Amortisation of goodwill                                                   (195)

Tax effect of US GAAP adjustments                                        (1,574)
                                                                      ----------

Profit for the financial year
  under USGAP                                                             3,394
                                                                      ==========
Consisting of:
Profit from continuing operations                                         3,951
Loss from discontinued operations                                          (557)
                                                                      ----------
   Net income                                                             3,394
                                                                      ==========
Approximate income per share adjusted
for US GAAP (pence):

Profit from continuing operations                                          10.5p
Loss from discontinued operations                                          (1.5)
                                                                      ----------
  Net income                                                                9.0p
                                                                      ==========

                                                                          Group
                                                                           1995
                                                                    (pound)'000
                                                                    -----------

Shareholders'funds in accordance with
UK GAAP                                                                   2,549

Adjustments:

Accrued Profit commission receivable
on Open years                                                            11,000

Accrued staff bonuses and entitlements
payable on open years' profit commissions                                (2,424)

Unamortised goodwill                                                      2,951

Proposed dividends                                                          183

Tax  effect of  US GAAP adjustments                                      (2,830)
                                                                      ----------
Shareholders'  funds  in accordance with
US GAAP                                                                  11,429
                                                                      ==========
Shareholders' funds in accordance with US GAAP
as translated to U.S.dollars                                            $18,092
                                                                      =========


The approximate total shareholders' funds have been translated to U.S. dollars converted from sterling at the period end rate for the date shown. This translation should not be considered as a representation that the original pounds sterling amount actually represents such dollar amount or could be converted from or into dollars at the rate implied.

Archer Group Holdings plc


Consolidated Profit and Loss Account



                                                   Nine months to
                                                          30.6.96
                                                      (pound)'000

                                 Note                  (unaudited)
Turnover                           2                        7,502
Operating expenses                 2                       (8,522)
                                                        ----------
Operating (loss)/profit            2                       (1,020)
Share of profits of associated
  undertakings                                                 78
Net interest and other income
   receivable                                                 157
                                                        ----------
(Loss)/profit on ordinary
   activities before taxation      2                         (785)
Taxation on (loss)/profit on
   ordinary activities             3                           67
                                                        ----------
(Loss)/profit on ordinary
   activities after taxation                                 (718)
Minority interest                                               5
                                                        ----------
(Loss)/profit for the period                                 (713)
Dividends                          4                         (183)
                                                        ----------
Retained (loss)/profit for
   the period                                                (896)
                                                        ==========
(Losses)/earnings per ordinary
   share (pence)                   5                         (1.9)p
                                                        ==========


The only recognised gains and losses for the current and prior period are those dealt with in the profit and loss account above.

Archer Group Holdings plc

Consolidated Balance Sheet


                                                          At
                                                    30.06.96
                                 Note            (pound)'000

                                                  (unaudited)
Fixed assets
         Tangible                                      1,589
         Investments               6                   2,146
                                                  ----------
                                                       3,735
                                                  ----------
Current Assets
         Work in progress                                234
         Deferred tax recoverable                        210
         Debtors                   7                  20,062
         Investments                                     625
         Cash at bank              7                   4,852
                                                  ----------
                                                      25,983

Creditors - amounts falling due
   within one year                 7                 (27,256)
                                                  -----------
Net current(liabilities)/assets                       (1,273)
                                                  -----------
Total assets less current
   liabilities                                         2,462

Creditors - amounts falling due
   after more than one year                             (767)
Provisions for liabilities
  and charges                                              -
                                                  -----------

Net assets                                              1,695
                                                  ===========
Capital and reserves
         Called-up share capital                          378
         Share premium account                          2,712
         Other reserves            8                   (2,822)
         Profit and loss account   8                    1,425
                                                  ------------
                                                        1,693
Minority Interests                                          2
                                                  ------------
                                                        1,695
                                                  ============

All  capital  and  reserves  including   minority  interests   represent  equity
shareholders' interests.

Archer Group Holdings plc

Summarised Consolidated
Cash Flow Statement

                                                   Nine months to
                                                         30.06.96
                                                      (pound)'000

                                                       (unaudited)
Net cash (outflow)/inflow from
   operating activities                                      (982)
Returns on investments and servicing
   of finance                                                 (30)
Taxation paid                                                 (65)
Investing activities                                       (1,005)
                                                       -----------
Net cash (outflow)/inflow before financing                 (2,082)
                                                       ===========
Net cash outflow from financing                               370
Decrease in cash and cash equivalents                      (2,452)
                                                       -----------
                                                           (2,082)
                                                       ===========

Notes to the Summarised
Consolidated Cash Flow Statement

A) Reconciliation of operating loss to net cash (outflow)/inflow from operating activities

                                                   Nine months to
                                                         30.06.96
                                                      (pound)'000
Operating (loss)/profit                                    (1,020)
Depreciation                                                  593
Increase in work in progress                                  (72)
Increase in debtors                                        (7,474)
Increase in creditors and provisions                        6,991
                                                       -----------
                                                             (982)
                                                       ===========

B)  Analysis of cash and cash equivalents

                                        30.06.96         30.06.95     Movement
                                     (pound)'000      (pound)'000   (pound)'000
Cash at bank                               4,852            4,203           649
Bank overdrafts                           (3,067)             (26)       (3,041)
                                      ----------      -----------    ----------
                                           1,785           4,177         (2,392)
                                      ==========      ===========
Effect of foreign exchange rate movements                                   (60)
                                                                     -----------
                                                                        (2,452)
                                                                     ===========

Archer Group Holdings plc

Notes (unaudited)

1.       Basis of Presentation

         The unaudited results for the nine months to 30 June 1996 have been prepared in accordance with applicable accounting standards in the United Kingdom and using accounting policies consistent with the group's annual report for 1995. The figures for the year ended 30 September 1995 do not constitute full financial statements within the meaning of Section 240, Companies Act 1985. Full audited financial statements of the company for that year on which the auditors expressed an unqualified opinion, have been delivered to the Registrar of Companies.

         The figures shown represent the consolidation of the company and its subsidiaries and incorporate the results of the group's share of associated undertakings.


2.       Segmental Analysis                        Nine months to
                                                         30.06.96
                                                      (pound)'000
         a)   Turnover
                    Lloyd's underwriting agencies
                       Profit commission                        -
                       Agency fees                          2,368
                       Other                                   69
                                                            -----
                                                            2,437
                    Insurance services                      5,065
                                                            -----
                                                            7,502
                                                            =====
     Geographical analysis
                    UK                                      7,200
                    Australia                                 302
                                                            -----
                                                            7,502
                                                            =====

Archer Group Holdings plc


Notes


2.       Segmental Analysis (Continued)
                                                   Nine months to
                                                         30.06.96
                                                      (pound)'000
         b)   Operating expenses
                    Lloyd's underwriting agencies           3,251
                    Insurance services                      5,271
                                                            -----
                                                            8,522
                                                            =====
         c)   Operating (loss)/profit
                    Lloyd's underwriting agencies            (814)
                    Insurance services                       (206)
                                                            -----
                                                           (1,020)
                                                            =====

         d)   (Loss)/profit on ordinary activities before taxation

                    Lloyd's underwriting agencies            (806)
                    Insurance services                        (57)
                    Share of profits of associated
                      undertakings                             78
                                                            -----
                                                             (785)
                                                            =====

         e)   Assets employed
                    Lloyd's underwriting agencies           1,739
                    Insurance services                        (44)
                                                            -----
                                                            1,695
                                                            =====

3.       Taxation
         Taxation is provided at rates of corporation tax ruling during the accounting period.

4.       Interim Dividend
         The directors have declared an interim dividend of 0.5p (net) per share (equivalent to 0.62p per share with associated tax credit) in respect of the year ending 30 September 1996 (1995: 0.5p (net) per share). The interim dividend will be payable on 18 July 1996 to shareholders on the register at the close of business on 18 June 1996.

Archer Group Holdings plc

Notes

5.       Losses per share
         The calculation of losses per share is based on the loss for the financial period and the 36,657,687 weighted average shares in issue during the period.

6.       Fixed Asset Investments
                                                          At
                                                    30.06.96
                                                 (pound)'000

         Associated undertakings  (i)                  2,089
        Other                                             57
                                                       -----
                                                       2,146
                                                       =====

         (i) The group's associated undertakings are Archer Dedicated plc and International Strategic Insurance Services Inc. and the above figure represents the group's share of the fair value of the net assets at the date of investment plus the group's share of retained profit since that date.


7.       Insurance Intermediary Assets and Liabilities

         Included in the consolidated balance sheet headings listed below are the following amounts of insurance intermediary cash, debtors and creditors arising in the group's insurance operations.


                                                          At
                                                    30.06.96
                                                 (pound)'000

         Cash at bank                                  4,499
         Debtors                                      14,646
         Creditors: amounts falling due
                    within one year                  (19,145)
                                                      =======

8.       Profit and Loss Account and Other Reserves

                                Nine months to
                                   30.06.96
                        profit & loss        other
                              account     reserves
                          (pound)'000  (pound)'000

         Opening balance       2,467        (2,951)
         Retained loss
            for period          (896)           -
         Goodwill adjustments      -           (17)
         Transfer               (146)          146
                               ------       -------
         Closing balance       1,425        (2,822)
                               ======       =======

9.  Reconciliation to US GAAP

      The consolidated financial statements of Archer have been prepared in accordance with applicable accounting standards in the United Kingdom (UK
      GAAP) which differ in certain significant respects from generally accepted accounting principles in the United States (US GAAP). Differences which have a significant effect on the reported profit (loss), shareholders' equity and balance sheets for the periods presented are set forth below.

         (i) Profit Commissions

         Profit commissions are recognized in the year received which, under UK GAAP for Lloyd's Managing Agencies, is three years after the underwriting year to which it relates. Under US GAAP, the profit commissions are estimated and earned ratably over the period to which they relate.

         (ii) Goodwill

         Goodwill arising on the acquisition of subsidiaries accounted for as a purchase can be written off directly to reserves in the year of acquisition in the United Kingdom whereas the excess of the total purchase price over the net tangible assets acquired is recorded as an asset on the balance sheet in the United States and amortized over periods up to forty years in the income statement.

         Archer management has historically written off all goodwill to reserves in the year of acquisition. Archer amortises goodwill over twenty years. For U.S. GAAP purposes, Archer amortised goodwill to the profit and loss account over the same period.

         (iii) Dividends

         In the United Kingdom, proposed dividends are deducted from shareholders' equity and accrued as a liability, whereas in the United States dividends are not given any accounting recognition until legally declared and approved by the Board of Directors.

         (iv) Insurance broking assets and liabilities

         Fiduciary  assets and liabilities  maintained on behalf of the insureds and the insurance companies are included on the insurance intermediaries balance sheet under UK GAAP. In the United States, agencies net amounts due to or from insureds with amounts due to or from the insurance companies.

         Included in the attached financial statements are the following amounts which would be presented net under US GAAP:

                                                                             At
                                                                       30.06.96
                                                                   (pound) '000
                                                                   -------------
          Cash at bank                                                    4,499
          Debtors                                                        14,646
          Creditors: amounts falling due within one year                (19,145)
                                                                   =============

     (v)  Current Assets and Liabilities

     Current assets under UK GAAP include certain amounts which fall due after more than one year. Under US GAAP, such assets would be reclassified as non-current assets. Borrowings under US GAAP are classified according to the maturity of the financial instrument, while under US GAAP, certain borrowings would be classified according to the maturity of the available back up facility. Provisions for liabilities and charges under UK GAAP include certain amounts due within one year which would be reclassified to current liabilities under US GAAP.

     (vi) Deferred taxation

     Under UK GAAP, provision is made for deferred taxation under the liability method unless there is reasonable certainty that such deferred taxation will not become payable in the foreseeable future. Under US GAAP, deferred taxation is accounted for on all temporary differences which will result in taxable or tax-deductible amounts in future years subject to a valuation allowance to reduce the deferred tax asset if it is more likely than not that the related tax benefit will not be realised. The directors do not consider that the deferred tax balances under US GAAP are materially different from those stated under a UK GAAP basis.

    (vii) Earnings per Ordinary Share

     Under UK GAAP, earnings per ordinary share is computed using the weighted average number of ordinary shares in issue during the year. US GAAP also includes in the computation for earnings per ordinary share the dilutive effect of all outstanding share options and common share equivalents under the treasury stock method. Under UK GAAP, the weighted average number of ordinary shares for prior years is restated to reflect the bonus element of rights issued. Under US GAAP, no restatement is made.

     (viii) Discontinued Operations

     Under UK GAAP, the trading results of a discontinued business segment prior to the implementation of the decision to terminate are not separately disclosed in the profit and loss account. Under US GAAP, the results of discontinued operations are eliminated from the results of continuing operations and are shown as a separate component of net income for all years presented.

(ix) Consolidated statement of cash flows

The consolidated statement of cash flows prepared in accordance with FRS 1 presents substantially the same information as required under US GAAP. Under US GAAP, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the classification of cash and cash equivalents.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. Under US GAAP, only operating activities, investing activities and financing activities are reported. Cash flows from taxation and return on investments and servicing of finance would, with the exception of dividends paid and the costs of financing, be included as operating activities under US GAAP. The payment of dividends and costs of financing would be included under financing activities under US GAAP.

Under US GAAP, cash and cash equivalents do not include bank loans and overdrafts repayable within three months from the date of the advance as is the case under UK GAAP.

Set out below, for illustrative purposes, is a summary consolidated statement of cash flows under US GAAP.
                                                                           Nine
                                                                         months
                                                                             to
                                                                       30.06.96
                                                                    (pound)'000
                                                                ---------------
Net cash used in operating activities                                    (1,077)
Net cash used in investing activities                                    (1,005)
Net cash used in financing activities                                      (370)
                                                                ----------------
Net decrease  in cash and cash equivalents                               (2,452)
                                                                ================


(x)  Reconciliation

The following tables reconcile net income and shareholders' funds as reported under UK GAAP to approximate US GAAP.

                                                                           Nine
                                                                         Months
                                                                             to
                                                                       30.06.96
                                                                    (pound)'000
                                                                     -----------
Net loss for the period under UK GAAP                                      (713)

Adjustments:

Accrued profit commission on open years, net
of staff bonuses and entitlements                                         5,448

Amortisation of goodwill                                                   (146)

Tax effect of US GAAP adjustments                                        (1,798)
                                                                      ----------
Profit for the period under USGAAP                                        2,791
                                                                      ==========
Consisting of:
Profit from continuing operations                                         3,586
Loss from discontinued operations                                          (795)
                                                                      ----------
   Net income                                                             2,791
                                                                      ==========

Approximate income per share adjusted
for US GAAP (pence):

Profit from continuing operations                                          9.4p
Loss from discontinued operations                                         (2.1)
                                                                      ----------
  Net income                                                               7.3p
                                                                      ==========

                                                                             At
                                                                       30.06.96
                                                                    (pound)'000
                                                                     -----------

Shareholders' funds in accordance with UK GAAP                            1,693

Adjustments:

Accrued Profit commission receivable on Open years                       17,988

Accrued staff bonuses and entitlements payable on
open years' profit commissions                                           (3,965)

Unamortised goodwill                                                      2,822

Proposed dividends                                                            -

Tax effect of US GAAP adjustments                                        (4,628)
                                                                     -----------

Shareholders' funds in accordance with US GAAP                           13,910
                                                                     ===========
Shareholders' funds in accordance with US GAAP
as translated to U.S. dollars                                           $21,591
                                                                     ===========

The approximate total shareholders' funds have been translated to U.S. dollars converted from sterling at the period end rate for the date shown. This translation should not be considered as a representation that the original pounds sterling amount actually represents such dollar amount or could be converted from or into dollars at the rate implied.

                        PRO FORMA FINANCIAL INFORMATION

The following condensed consolidated pro forma balance sheet at September 30, 1996 and condensed consolidated pro forma statement of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 reflect the financial position and results of operations of Chartwell after giving effect to the Acquisition of Archer, the issuance of 2,725,000 common shares and the related redemption of 35% of the $75,000,000 principal amount Senior Notes due 2004 which occurred in April 1996 as described in the notes hereto. These pro forma statements should be read in conjunction with the historical financial statements of Chartwell and the notes thereto. The condensed consolidated pro forma information is not necessarily indicative of the results of operations or financial position of Chartwell that would have been reported if the Acquisition and related transactions had occurred at the dates assumed for purposes of preparation of such information or of the future results of operations or financial position of Chartwell. The format of the income statement below has been changed from that presented in Chartwell's historical financial statements to segment the Underwriting, Service and Corporate operations. This segmentation highlights the increasing importance of the Service segment following the Archer acquisition.

           Condensed Consolidated Pro Forma Balance Sheet (Unaudited)
                               September 30, 1996
                             (Dollars in Thousands)

                             Historical    Historical    Pro forma     Pro forma
                              Chartwell    Archer        Adjustments   Chartwell
                              ---------    ----------    -----------   ---------
ASSETS:
  Investments                $  650,000    $ 3,584     $(27,795)(1)  $  626,054
  Cash and cash equivalents      71,232      9,147       (7,513)(2)      72,865
                              ---------   ---------    ----------      ---------
         Investments and
         cash                   712,497     12,730      (35,308)        698,919
                              ---------    ----------    ----------    ---------
  Premiums in process
    of collection                97,057                                  97,057
  Reinsurance recoverable       191,976                                 191,976
  Accounts receivable                       33,504       23,688 (3)      32,733
                                                        (24,459)(2)
  Prepaid reinsurance            23,915                                  23,915
  Deferred and current
    income taxes                 51,976        351       (3,133)(4)      49,194
  Deferred policy
    acquisition costs            18,333                                  18,333
  Deposits                       18,221                                  18,221
  Goodwill                                               51,017 (5)      51,017
  Other assets                   61,649      3,044        1,700 (6)      66,393
                             ----------   ---------    ---------     -----------
         Total assets        $1,184,624    $49,629      $13,507      $1,247,759
                             ==========   =========    =========     ===========

LIABILITIES:
  Loss and Loss adjustment
    expenses                 $  736,267    $    -       $   -        $  736,267
  Unearned premiums              85,117                                  85,117
  Contingent interest notes      27,011                                  27,011
  Other reinsurance balances     26,152                                  26,152
  Accounts payable                          45,518      (31,972)(2)      13,545
  Accrued expenses and
    other liabilities            28,913      1,281       14,195 (7)      44,389
  Loan notes                                              9,321 (1)(8)    9,321
  Long term debt                 68,750                  24,793 (1)      93,543
                              ---------    --------     -------       ----------
         Total Liabilities      972,210     46,798       16,336       1,035,345
                              ---------    --------     -------       ----------

COMMON STOCKHOLDERS' EQUITY:
  Common stock                       96        631         (631)(1)          96
  Additional paid-in capital    211,781      4,529       (4,529)(1)     211,781
  Net unrealized appreciation
    (depreciation)               (7,340)                                 (7,340)
  Foreign currency translation
    adjustment                       48                                      48
  Retained earnings (deficit)     7,829     (2,330)      (2,330)(1)       7,829
                              ---------    --------      -------      ----------
  Total common stockholders'
     equity                     212,414      2,613       (2,613)        212,414
                              ---------    --------      -------      ----------
  Total liabilities and
     stockholders' equity    $1,184,624    $49,411      $13,723      $1,247,759
                             ==========    ========     ========     ==========

See notes to unaudited condensed  consolidated pro forma financial statements.

      Condensed Consolidated Pro Forma Statement of Operations (Unaudited)
                  For the nine months ended September 30, 1996
                (Dollars in Thousands, except per share amounts)

                              Adjusted      Historical    Pro forma   Pro forma
                              Chartwell(9)    Archer     Adjustments  Chartwell
                              ---------     ----------   -----------   ---------
UNDERWRITING OPERATIONS:
  Premiums earned            $  153,186    $           $             $  153,186
  Net investment income         32,590                   (1,407)(10)     31,183
  Net realized capital gains       951                                      951
                              ---------     ----------   -------       ---------
        Total revenues         186,727                   (1,407)        185,320
                              ---------     ----------   -------       ---------
  Loss and loss adjustment
    expenses                   110,593                                  110,593
  Policy acquisition costs      37,511                                   37,511
  Operating expenses            11,759                                   11,759
  Amortization of goodwill          99                                       99
                              --------      ----------   -------       ---------
        Total expenses         159,962                                  159,962
                              --------      ----------   -------       ---------
        Underwriting income
          before taxes          26,765                   (1,407)         25,358
                              --------      ----------   -------       ---------
SERVICE OPERATIONS:
  Service and other revenue      5,068       12,659       9,796 (11)     26,470
                                                         (1,052)(12)
  Net investment income              5          262                         267
                              --------      ----------   -------       ---------
       Total revenues            5,073       12,921       8,744          26,737
                              --------      ----------   -------       ---------
  Operating expenses               777       14,232       2,101 (11)     14,349
                                                         (2,761)(12)
  Amortization of goodwill                                1,531 (13)      1,531
                              --------      ----------   ------         --------
       Total expenses              777       14,232         871          15,879
                              --------      ----------   ------         --------
       Service income
         before taxes            4,296       (1,311)      7,873          10,858
                              --------      ----------   ------         --------
CORPORATE:
  Net investment income            775                                      775
  Net realized capital gains        51                                       51
                              --------      ----------   ------         --------
       Total revenues              826                                      826
                              --------      ----------   ------         --------
  Operating expenses             1,123                                    1,123
  Interest expense               6,595                      412 (14)      8,576
                                                          1,568 (15)
                              --------      ----------   ------         --------
       Total expenses            7,718                    1,981           9,699
                              --------      ----------   ------         --------
       Corporate income
         (loss before taxes)    (6,892)                  (1,981)         (8,873)
                              --------      ----------   ------         --------
       Consolidated income
          before taxes          24,168       (1,311)      4,485          27,343
                              --------      ----------   ------         --------
       Income taxes              7,084         (112)      1,597           8,569
                              --------      ----------   ------         --------
       Net income before
         extraordinary items  $ 17,084      ($1,199)     $2,888         $18,773
                              ========      ==========   ======         ========
       Net income per
         common share            $1.78                                    $1.96
                              ========                                  ========
       Weighted average
         number of common
         shares outstanding
         (16)                 9,583,811                               9,583,811
                              =========                               ==========

See notes to unaudited condensed  consolidated pro forma financial statements.

           Condensed Consolidated Pro Forma Balance Sheet (Unaudited)
                      For the year ended December 31, 1995
                             (Dollars in Thousands)

                              Adjusted      Historical    Pro forma   Pro forma
                              Chartwell(7)    Archer     Adjustments  Chartwell
                              ---------     ----------   -----------  ----------
UNDERWRITING OPERATIONS:
  Premiums earned            $  246,990                               $ 246,990
  Net investment income          39,432                  ($1,876)(10)    37,556
  Net realized capital gains     10,287                                  10,287
                              ---------     ----------   -------       ---------
        Total revenues         296,709                   (1,876)        294,833
                              ---------     ----------   -------       ---------
  Loss and loss adjustment
    expenses                   212,132                                  212,132
  Policy acquisition costs      62,599                                   62,599
  Operating expenses            23,586                                   23,586
  Amortization of goodwill          11                                       11
                              --------      ----------   -------       ---------
        Total expenses         298,328                                  298,328
                              --------      ----------   -------       ---------
        Underwriting income
          before taxes          (1,619)                   (1,876)        (3,495)
                              --------      ----------   -------       ---------
SERVICE OPERATIONS:
  Service and other revenue      1,509       19,943      11,032 (11)     27,544
                                                         (2,442)(18)
                                                         (2,498)(12)
  Net investment income            211          554           5             770
                              --------      ----------   -------       ---------
       Total revenues            1,720       20,498       6,097          28,314
                              --------      ----------   -------       ---------
  Operating expenses             1,104       19,497       2,432 (11)     18,646
                                                           (488)(18)
                                                         (3,899)(12)
  Amortization of goodwill                                2,041 (13)      2,041
                              --------      ----------   ------         --------
       Total expenses            1,104       19,497          85          20,687
                              --------      ----------   ------         --------
       Service income
         before taxes              616        1,000       6,011           7,628
                              --------      ----------   ------         --------
CORPORATE:
  Net investment income          1,866                                    1,866
  Net realized capital gains       (88)                                     (88)
                              --------      ----------   ------         --------
       Total revenues            1,778                                    1,778
                              --------      ----------   ------         --------
  Operating expenses             2,578                                    2,578
  Interest expense               9,108                      550 (14)     11,749
                                                          2,091 (15)
                              --------      ----------   ------         --------
       Total expenses           11,686                    2,641          14,327
                              --------      ----------   ------         --------
       Corporate income
         (loss before taxes)    (9,908)                  (2,641)        (12,549)
                              --------      ----------   ------         --------
       Consolidated income
          before taxes         (10,911)        1,000      1,494          (8,416)
                              --------      ----------   ------         --------
       Income taxes             (3,749)          361      1,045          (2,343)
                              --------      ----------   ------         --------
       Net income before
         extraordinary items  $ (7,162)      $   640      $ 448         $(6,074)
                              ========      ==========   =======        ========
       Net income per
         common share           ($0.75)                                  ($0.63)
                              ========                                  ========
       Weighted average
         number of common
         shares outstanding
         (16)                 9,583,811                               9,583,811
                              =========                               ==========

                         NOTES TO CONDENSED CONSOLIDATED
                   PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

         The  historical  financial   information  has  been  derived  from  the
historical   financial   statements  of  Chartwell  and  Archer.  The  condensed
consolidated pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Chartwell and Archer and the notes thereto. The historical financial information of Archer was obtained from the internal financial statements for the nine months ended June 30, 1996. All amounts in Pounds Sterling were translated to U.S. Dollars at an exchange rate of $1.67, the rate on the initial closing date of November 17, 1996. Archer's historical financial information is prepared on a U.K GAAP basis and certain adjustments to reconcile to U.S. GAAP are shown below.

         The condensed consolidated pro forma financial statements have been prepared under the purchase method of accounting for the Acquisition of Archer. Under purchase accounting, the acquired assets and liabilities of Archer are recognized at their fair value at the time of the Acquisition. The purchase price of Archer is assumed to be $61.9 million including $1.7 million of costs associated with obtaining the bank debt and consists of $27.8 million in cash, $9.3 million in loan notes and $24.8 million of bank debt.

         The condensed consolidated pro forma financial statements do not purport to be indicative of the financial position or operating results which would have been achieved had the Acquisition been consummated as of the dates indicated and should not be construed as being representative of the future financial position or operating results The pro forma adjustments are
based upon  available   information  and  assumptions  that  Chartwell believes
are reasonable under the circumstances.

1) To reflect the purchase of Archer which is assumed to be funded by a cash contribution from Chartwell, a loan from First Union Bank and the issuance of loan notes in the amounts stated above.

2) To eliminate the Intermediary Assets and Liabilities which have been included in Archer's historical balance sheet but should not be included on the balance sheet under U.S. GAAP.

3) The excess of the assumed purchase price over the net assets of Archer acquired would result in goodwill of approximately $51.0 million. The goodwill will be amortized over 25 years.

4) To accrue the estimated profit commission receivable, net of staff bonus entitlements of 20% payable, on a U.S. GAAP basis for the profits which have been earned but not yet received or recorded in the historical
     financial   statements  of  Archer  in  accordance  with  U.K.   accounting
     principles.

5) To accrue Archer's share of the "Pomeroy Contribution" under Lloyd's Reconstruction and Renewal Plan. This non-recurring item has not been included in the pro forma statement of operations.

6)   To reflect the deferred tax effect of the pro forma transactions.

7) Represents the estimated amount of loan notes assumed to be issued. The actual amount depends on the number of current shareholders who elect to receive loan notes in lieu of cash for their shares. The recorded amount of the loan notes approximates market value.

8) Reflects the historical income statement of Chartwell for the nine months ended September 30, 1996 adjusted for the issuance of 2,725,000 common shares and the redemption of 35% of the $75,000,000 principal amount Senior Notes due 2004 which occurred in April 1996. A reconciliation of the pro forma net income is as follows (in thousands):

         Net income                                            $14,715
         Add extraordinary item                                  1,874
                                                             ---------
         Income before extraordinary item                       16,589

         Decrease in interest expense, net of tax                  495
                                                            ----------
         Pro forma net income                                  $17,084

9) To reflect the foregone investment income on the cash assumed to be contributed from Chartwell, including the costs associated with obtaining the bank debt, using an estimated return of 6.75%.

10) To record an estimate of the profit commissions earned and staff bonus entitlements of 20% payable on open underwriting years which have not been recorded by Archer in the historical financial statements. The commissions are based on a reasonable estimate of the syndicate profits which would have been earned under U.S. GAAP revenue recognition criteria for the period.

11) To eliminate the revenues and expenses of certain Archer subsidiaries whose operations were sold in 1996.

12) To record amortization of the goodwill assumed to be generated from the transaction over a 25 year period.

13) To record interest on the loan notes at an estimated interest rate of 5.9% per annum.

14) To record interest expense on the First Union loan at an estimated interest rate of 6.5% per annum.

15) The weighted average number common shares outstanding assumes the issuance of 2,725,000 common shares and the merger with Piedmont Management Company Inc. (the "Merger") occurred on the first day of the period presented.

16) Reflects the historical income statement of Chartwell for the year ended December 31, 1995 adjusted for the issuance of 2,725,000 common shares, the redemption of 35% of the $75,000,000 principal amount Senior Notes and the Merger as if such transactions had occurred on January 1, 1995.

17) To reverse the profit commission and staff bonus entitlements of 20% on the 1992 underwriting year which was received and recorded in the historical financial statements of Archer for the year ended September 30, 1995.

18) Amount represents the costs associated with obtaining the bank debt. Such amount will be amortized over six years.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHARTWELL RE CORPORATION


Dated:  February 3, 1997                    By:/s/ Richard E. Cole
                                               --------------------
                                               Richard E. Cole
                                               Chairman and CEO